UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2026

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2026, Solid Power, Inc. (the “Company”) held its 2026 annual meeting of stockholders. Of the 224,519,421 shares of common stock entitled to vote at the annual meeting, 116,367,028 were voted.

At the annual meeting, the stockholders elected the three individuals nominated to be Class II directors, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Election results for the directors nominated at the annual meeting were as follows:

Nominee	For	Withhold	Broker Non-Votes
Steven Goldberg	70,213,123	9,789,746	36,364,159
Aleksandra Miziolek	67,318,549	12,684,320	36,364,159
MaryAnn Wright	76,743,358	3,259,511	36,364,159

Election results for the ratification of the appointment of Deloitte & Touche LLP as the independent registered accounting firm for the fiscal year ending December 31, 2026 were as follows:

For	Against	Abstain
114,605,818	1,273,733	487,477

Election results for the advisory vote on the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
67,276,653	11,948,994	777,222	36,364,159

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 21, 2026

SOLID POWER, INC.

By:	/s/ John Van Scoter
Name: John Van Scoter
Title: President and Chief Executive Officer